PROJECT AQUIFER

                            Discussion Materials


The Lazard Houses                                                June 9, 1999




PROJECT AQUIFER                                             Table of Contents

                                                                     Page

I.   Executive Summary.................................................1

II.  Preliminary Valuation Analysis of Aquifer.........................4

Appendices

     -  Summary of Recent Financial Performance ......................22

     -  Selected Comparable Environmental Services Companies..........23

     -  Selected Precedent Transactions in the Environmental
        Services Industry.............................................24

     -  Discounted Cash Flow Valuation................................28

     -  Summary of NOL Valuation......................................30

     -  Shareholders Ownership Analysis...............................31




PROJECT AQUIFER                                         I.  Executive Summary

Executive Summary

o We have preliminarily valued Aquifer on a stand-alone basis. We have used the financial projections provided to us by Aquifer management for fiscal years 1999 through 2001. Estimated financial results for years 2002 and 2003 have been extrapolated with the guidance of Aquifer's senior management (see page six for further details).

o    The methodologies used to value Aquifer are as follows:

      (i) Public Market - applying the trading multiples of selected publicly traded comparable environmental services companies against Aquifer's projected earnings;

      (ii) Comparable Transactions - applying the multiples paid in acquisitions of similar environmental services companies against Aquifer's latest twelve month operating results;

      (iii) Discounted Cash Flow - discounting the most recent financial projections provided by Aquifer, coupled with extrapolated financial estimates produced with Aquifer's guidance, using the relevant weighted average cost of capital and exit multiples; and

      (iv) Study of Selected Recent Minority Buyout Transactions - applying a range of premia based on the average final premium paid over the market price in selected recent minority buyout transactions.

o It is important to note that there are not any companies which are directly comparable to Aquifer. Also, Aquifer is not currently profitable, making hypothetical public market and comparable transaction valuations difficult to derive. Finally, our preliminary valuation is based on Aquifer's 1999 budget and projections provided by management for 2000 and 2001.

o    In connection with our preliminary valuation of Aquifer we have:

     - Reviewed and analyzed publicly available financial information relating to Aquifer including:

        o  10-Q as January 31, 1999

        o  10-K as of October 31, 1998

        o  Proxy statement as of June 3, 1998

        o  Form S-I filed December 23, 1997

     - Reviewed and analyzed confidential information provided to Lazard by Aquifer including:

        o Fiscal year 1999 budget as presented to Aquifer's Board of Directors on December 21, 1998

        o Financial projections for 2000 and 2001 as prepared by Aquifer management

        o Internal financial statements for fiscal years 1997 and 1998 and the first quarter of fiscal year 1999

     - Reviewed and compared Aquifer's budgeted versus actual results for fiscal years 1997 and 1998, and also for the first quarter of fiscal 1999 (see page 20 in the Appendices). We note that Aquifer failed to achieve its budget in all three of these periods.

     - Extrapolated financial results for fiscal years 2002 and 2003 with the guidance of Aquifer's senior management.

o Our proposal with respect to a $2.00 price for the minority shareholders represents:

     - A 39% premium to Aquifer's unaffected stock price of $1.44 as of March 19, 1999

     - A 14% premium over the price per share ($1.75) at which Aquifer was recapitalized through a rights offering completed on March 10, 1998, approximately 15 months ago

o We also note that $2.00 per share, based on the high-end of the valuation range by methodology, would represent a premium of 74% over the hypothetical public market valuation, 44% over the private market valuation, 160% over the discounted cash flow valuation, and 9% over the market valuation based on premia paid in selected recent minority buyout transactions




PROJECT AQUIFER                II.  Preliminary Valuation Analysis of Aquifer

Summary Valuation
(Dollars in millions, except per share data)

                                      Preliminary      Preliminary Equity
                                       Enterprise       Valuation Range
         Methodology                Valuation Range       Per Share(a)                     Comments
         -----------                ---------------    -------------------                 --------
Hypothetical Public Market            $224 - $314        $0.66 - $1.15      o  0.50x - 0.70x LTM revenues
Valuation

Private Market Valuation              $269 - $358        $0.91 - $1.39      o  0.60x - 0.8Ox LTM revenues

DCF Analysis                          $195 - $244        $0.51 - $0.77      o  Discount rates of 10% to 12%; LTM
                                                                               EBITDA exit multiples of 7.Ox to 9.Ox

Precedent Premia Paid in Selected     $401 - $442        $1.62 - $1.84      o  13.0% to 28.0% premium over unaffected
                                                                               price and one month prior price; based
                                                                               on average premia paid in selected
                                                                               precedent minority buyout transactions

(a) Assumes net debt of $101.0 million as of 1/31/99; assumes 185.2 million primary shares outstanding, plus all options, if in-the-money.




PROJECT AQUIFER                II.  Preliminary Valuation Analysis of Aquifer


Analysis at Various Prices
(Dollars in millions, except per share data)

                                                                                       Aquifer
                                             ------------------------------------------------------------------------------------
Share Price                                    $1.25      $1.50      $1.75      $2.00      $2.25      $2.50      $2.75      $3.00
                                               -----      -----      -----      -----      -----      -----      -----      -----
Premium to Price of 03/19/99                 (13.0%)       4.3%      21.7%      39.1%      56.5%      73.9%      91.3%     108.7%
     % of 52 Week-High of $3.38                37.0%      44.4%      51.9%     59.37%      66.7%      74.1%      81.5%      88.9%
FD Shares Outstanding (a)                      185.2      185.2      185.2      185.2      185.2      185.2      185.5      185.8
Market Value                                  $231.5     $277.8     $324.1     $370.4     $416.6     $462.9     $510.2     $557.5
     Plus: Net Debt (b)                        101.0      101.0      101.0      101.0      101.0      101.0      101.0      101.0
                                               -----      -----      -----      -----      -----      -----      -----      -----
Enterprise Value                              $332.5     $378.8     $425.1     $471.4     $517.6     $563.9     $611.2     $658.5
Value of Public Float (c)                      $39.1      $47.0      $54.8      $62.6      $70.4      $78.3      $86.1      $93.9



Enterprise Value as a Multiple of
Revenues
     LTM                          $448.0     0.74x       0.85x      0.95x      1.05x      1.16x      1.26x      1.36x      1.47x
     1999E                         464.0     0.72        0.82       0.92       1.02       1.12       1.22       1.32       1.42
     2000E                         505.9     0.66        0.75       0.84       0.93       1.02       1.11       1.21       1.30
EBITDA
     LTM                           ($8.4)    NM          NM         NM         NM         NM         NM         NM         NM
     1999E                          (1.6)    NM          NM         NM         NM         NM         NM         NM         NM
     2000E                          11.9     NM          NM         NM         NM         NM         NM         NM         NM
EBIT
     LTM                          ($21.0)    NM          NM         NM         NM         NM         NM         NM         NM
     1999E                         (14.2)    NM          NM         NM         NM         NM         NM         NM         NM
     2000E                          (1.3)    NM          NM         NM         NM         NM         NM         NM         NM


(a) Reflects conversion of all the money securities using the treasury stock method, Aquifer includes 3.9 million warrants at an exercise price of $2.50.

(b) Includes for Aquifer $119.8 million of long-term debt and $0.9 million redemption costs less $19.7 million cash.

(c) Includes all non-Vivendi and all non-executive officer's and director's shares, or 31.3 million shares




PROJECT AQUIFER                II.  Preliminary Valuation Analysis of Aquifer

Summary of Financial Projections

o Aquifer provided Lazard with a financial plan which included forecasts for fiscal years 1999 through 2001. The forecasts for fiscal year 2002 onward are extrapolations developed with the guidance of Aquifer management.

                                                                                                 Extrapolations
     Items                       Aquifer Management Assumptions for 1999-2001                   for 2002 and 2003
     -----                       --------------------------------------------                   -----------------
Revenues                  -  O&M revenues assumed to be $159 million in 1999 and      -  Same growth rate as for 2001
                             grow by 7% in 2000 and 10% in 2001

                          -  Revenues from the PRASA contract assumed to be $125      -  Assume PRASA contract replaced
                             million in 1999 and $145 million for 2000 and 2001          with a contract similar in size

                          -  C&E revenues assumed to be $180 million in 1999 and      -  Same growth rate as for 2001
                             grow by 6% in 2000 and 8% in 2001

Gross Margin              -  O&M margins assumed to be 13.1% in 1999 and increase     -  Improvement of 0.5% per year
                             by 0.5% per year in 2000 and 2001

                          -  PRASA contract gross profit expected to be $3 million    -  Replacement contract assumed to
                             in 1999 and $5 million in 2000 and 2001                     have same margin

                          -  C&E margins assumed to be 20.8% in 1999 and increase     -  Improvement of 0.5% per year
                             by 0.5% per year in 2000 and 2001

SG&A                      -  Assumed to be $62.8 million in 1999, $56.8 million       -  Assumed to remain at $52.8 million
                             in 2000 and $52.8 million in 2001 (reduction due to         per year
                             overhead rationalization)

Cash Flow
o    Depreciation and     -  $12.6 million in 1999, $5.2 million of which is         -  Depreciation increases by $0.6
     Amortization            goodwill; Depreciation increases by $0.6 million           million per year; Goodwill of $5.2
                             per year                                                   million

o    Capital              -  $12 million a year for 1999-2001 (includes              -  Same as for 1999-2001
     Expenditures            capitalized costs for start-up of new contracts)

o    Investment in        -  Current assets estimated to be 26% of sales;            -  Same as for 1999-2001
     Working Capital         currently liabilities, 48% of cost of sales





PROJECT AQUIFER                 II.  Preliminary Valuation Analysis of Aquifer

Historical and Projected Financials
(Dollars in millions)

o The financial projections used in the preliminary valuation analysis of Aquifer are summarized below. Note: While Aquifer's EBIT margin is forecasted to improve as a result of gross margin expansion and SG&A reduction, it is still substantially below that of the mean EBIT margin for the selected comparable environmental services companies shown below.

                                       Historical                     Projected                      Extrapolated
                                  --------------------    ---------------------------------       -------------------      98A-03P
                                   1997A        1998A        1999         2000        2001          2002       2003         CAGR
                                  --------    --------    --------      --------   --------       --------   --------      -------
O&M Revenues (a)                  $271.7       $271.5      $284.0       $315.1       $332.1       $350.9      $371.4         6.5%
     Growth                                    (0.1%)        4.6%        11.0%         5.4%         5.6%        5.9%
C&E Revenues                      $186.5       $176.0      $180.0       $190.8       $206.1       $222.5      $240.4         6.4%
     Growth                                    (5.6%)        2.3%         6.0%         8.0%         8.0%        8.0%
                                 --------    --------    --------       --------   --------       --------   --------      -------
Total Revenues (b)                $456.4       $445.1      $464.0       $505.9       $538.2       $573.4      $611.8         6.6%
     Growth                                    (2.5%)        4.2%         9.0%         6.4%         6.5%        6.7%
O&M Gross Margin (a)(c)                                     $23.8        $28.1        $31.4        $35.0       $39.2
     Margin                                                  8.4%         8.9%         9.4%        10.0%       10.5%
C&E Gross Margin (c)                                        $37.4        $40.6        $44.8        $49.5       $54.7
     Margin                                                 20.8%        21.3%        21.8%        22.3%       22.8%
                                 --------    --------    --------       --------   --------       --------   --------      -------
Total Gross Margin                 $70.8        $55.4       $61.2        $68.7        $76.2        $84.6       $93.9        11.1%
     Margin                        15.5%        12.4%       13.2%        13.6%        14.2%        14.7%       15.3%
SG&A                                                        $62.8        $56.8        $52.8        $52.8       $52.8
     % of Revenues                                          13.5%        11.2%         9.8%         9.2%        8.6%
                                                         --------       --------   --------       --------   --------      -------
EBITDA                            ($4.2)       ($6.0)      ($1.6)        $11.9        $23.4        $31.8       $41.1           NM
     Margin                       (0.9%)       (1.3%)      (0.3%)         2.4%         4.3%         5.5%        6.7%
EBIT                             ($21.1)      ($19.1)     ($14.2)       ($1.3)         $9.6        $17.4       $26.1           NM
     Margin                       (4.6%)       (4.3%)      (3.1%)       (0.3%)         1.8%         3.0%        4.3%
Depr. & Amort.                     $16.9        $13.1       $12.6        $13.2        $13.8        $14.4       $15.0
Capital Expenditures             ($13.3)       ($7.1)     ($12.0)      ($12.0)      ($12.0)      ($12.0)     ($12.0)
Change in NWC                                                $1.4         $5.6         $3.5         $3.7        $4.0
     % of change in Revenues                                 7.3%        13.4%        10.8%        10.6%       10.4%


                                  LTM           I/B/E/S                                     LTM           I/B/E/S
     Industry Participants     EBIT Margin     LT Growth        Industry Participants    EBIT Margin     LT Growth
                               -----------     ---------                                 -----------     ---------
     Dames & Moore                 8.2%          11.0%          TRC                         8.7%            8.0%
     Harding & Lawson              2.7%          10.0%          URS                         6.9%           15.0%
     IT Group                      7.1%          10.0%            Group Median              7.1%           11.0%
     Roy F. Weston                 0.9%          15.0%            Group Mean                6.8%           13.3%
     Tetra Tech                   13.1%          24.0%          Aquifer                      NM              NA

(a)  Includes PRASA contract.
(b)  1997 and 1998 segment revenues are before corporate eliminations.
(c)  Gross, margin is before depreciation and amortization.





PROJECT AQUIFER                II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

Hypothetical Public Market Valuation
(Dollars in millions, except per share data)

                                                                                       Selected Comparable Companies
                                                               -------------------------------------------------------------------
                                                               Dames &    Harding              Roy F.   Tetra
                                     Valuation Range           Moore (c)   Lawson   IT Group   Weston   Tech      TRC      URS (D)
                                     ---------------           ---------  -------   --------   ------   ------    -----    -------
Share Price                          $0.66    $1.15            $11.75      $8.38     $16.13     $3.00   $20.50    $5.13     $27.38
Fully Diluted Shares (a)             185.2    185.2              18.6        4.9       25.5       9.9     32.4      6.8       16.2
% of 52-Week High                    19.7%    34.0%             81.4%      82.7%      92.8%     68.6%    73.2%    86.3%      97.8%
Market Value                          $123     $213   Group      $218        $41       $411       $30     $664      $35       $443
Enterprise Value (b)                   224      314   Median      505         29        834        46      677       39      1,127


Enterprise Value
as a Multiple of
Revenues           LTM     $448.0    0.50x    0.70x    0.52x    0.79x      0.29x      0.75x     0.29x    1.99x    0.70x      0.77x
                   1999E    464.0     0.48     0.68     0.76       NA         NA       0.76        NA     1.62       NA         NA
                   2000E    505.9     0.44     0.62       NM       NA         NA         NA        NA       NA       NA         NA

EBITDA             LTM      ($8.4)      NM       NM     6.9x     6.9x       4.9x       8.Ox      6.9x    13.2x     5.2x       8.0x
                   1999E     (1.6)      NM       NM      8.1       NA         NA        8.1        NA     10.7       NA         NA
                   2000E     11.9    18.8x    26.4x       NM       NA         NA         NA        NA       NA       NA         NA

EBIT               LTM     ($21.0)      NM       NM    10.6x     9.7x      10.6x      10.6x     30.3x    15.1x    8.1 x      11.2x
                   1999E    (14.2)      NM       NM     10.9       NA         NA       10.9        NA     12.5       NA         NA
                   2000E     (1.3)      NM       NM       NM       NA         NA         NA        NA       NA       NA         NA


(a) Reflects conversion of all in the money securities using the treasury stock method; Aquifer includes 3.9 million warrants at an exercise price of $2.50.

(b) Includes for Aquifer $119.8 million of long-term debt and $0.9 million of redemption costs less $19.7 million of cash. (

(c) Based on unaffected share price of 5/1/99.

(d) Pro forma for the acquisition of Dames & Moore.





PROJECT AQUIFER                II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

PRIVATE MARKET VALUATION
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                      SELECTED PRECEDENT TRANSACTIONS
                                                                      IT                        US          FLUOR   OHM/
                                                                                               FILTER/
                        VALUATION             IT     URS/   JACOBS   GROUP/    INTL    PHILIP   DAVIS    DANIEL/    RUST  HEIDEMIJ/
                          RANGE
SHARE PRICE            $0.91   $1.39        GROUP/  DAMES&  ENGIN./  FLUOR    TECH/     ENV./  WATER&  GROUNDWAT.   INTL  GERAGHTY
                                                                                                                              &
FULLY DILUTED SHARES   185.2   185.2         EMCON   MOORE SVERDRUP  DANIEL    OHM    ALLWASTE  WASTE     TECH.    (WMX)   MILLER
(A)
% OF 52-WEEK HIGH      26.8%   41.2%        5/11/99 5/5/99  11/6/98 10/28/98 1/15/98   3/6/97  6/10/96   12/1/95  12/6/94  9/10/93
MARKET VALUE            $168    $257 GROUP   $62    $296    $198      $69     $326     $397    $103       $130     $94      $70
ENTERPRISE VALUE (B)     269     358 MEDIAN   74     598     236       52      352      524     112        104      94       74

ENTERPRISE VALUE
AS A MULTIPLE OF
REVENUES   LTM  $448.0  0.60X  0.80X  0.54X  0.57X   1.04X   0.24X    0.27X    0.67X    1.36X   0.49X     0.55X   0.41X    0.54X
         1999E   464.0   0.58    077
         2000E   505.9   0.53   0.71
EBITDA     LTM  ($8.4)     NM     NM   9.0X   9.7X    9.1X    7.4X    10.0X     8.9X     9.2X    9.6X      7.LX    6.4X     8.4X
         1999E   (1.6)     NM     NM
         2000E    11.9  22.6X  30.1X
EBIT       LTM ($21.0)     NM     NM  14.9X  23.6X   12.2X    8.8X    28.1X    15.2X   20.3 X  11.1 X     14.7X   15.7X    12.LX
         1999E  (14.2)     NM     NM
         2000E   (1.3)     NM     NM



(A) REFLECTS CONVERSION OF ALL IN THE MONEY SECURITIES USING THE TREASURY STOCK METHOD; AQUIFER INCLUDES 3.9 MILLION WARRANTS AT AN EXERCISE PRICE OF $2.50. (B) INCLUDES FOR AQUIFER $119.8 MILLION OF LONG-TERM DEBT AND $0.9 MILLION OF REDEMPTION COSTS LESS $19.7 MILLION OF CASH.





PROJECT AQUIFER                                               II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

SUMMARY OF DISCOUNTED CASH FLOW VALUATION
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)




                   AGGREGATE                     IMPLIED EQUITY             IMPLIED PERPETUAL FREE
              ENTERPRISE VALUE (A)          VALUE PER SHARE (A) (B)       CASH FLOW GROWTH RATE (A)
 DISCOUNT
   RATE
               7.0X  8.0X   9.0X             7.0X    8.0X    9.0X          7.0X     8.0X    9.0X
   10.0%       $204  $230   $255            $0.56   $0.69   $0.83           2.5%    3.3%    4.0%
   11.0%        195   219    244             0.51    0.64    0.77           3.4%    4.3%    5.0%
   12.0%        187   210    233             0.46    0.59    0.71           4.3%    5.2%    5.9%






(A) EBITDA EXIT MULTIPLE RANGE OF 7.0X - 9.0X.
(B)  BASED ON NET DEBT OF $101.0 MILLION, 185.2 MILLION PRIMARY SHARES AND
     3.9 MILLION WARRANTS AT AN AVERAGE EXERCISE PRICE OF $2.50.






PROJECT AQUIFER                                               II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

MINORITY BUYOUT PREMIUM

O    A FULL PRIVATE MARKET "CONTROL PREMIUM" CANNOT BE ATTRIBUTED TO THE MINORITY SHARES OF AQUIFER BECAUSE CONTROL
     WILL NOT CHANGE.

O    NONETHELESS, TRANSACTIONS IN WHICH MINORITY SHAREHOLDERS ARE BOUGHT OUT TYPICALLY INVOLVE PAYING A PREMIUM TO THE
     MARKET PRICE TO THOSE MINORITY SHAREHOLDERS.

O    PREMIUMS PAID TO ACQUIRE MINORITY SHAREHOLDERS FOR CASH HAVE RANGED FROM (39%) TO 91% RELATIVE TO THE
     MARKET PRICE ONE MONTH PRIOR TO THE INITIAL OFFER, AND HAVE AVERAGED 22%.

     O  OF 59 RECENT MINORITY BUYOUT TRANSACTIONS THAT HAVE BEEN COMPLETED, 49% HAVE SEEN THEIR FINAL OFFEr PRICES
        INCREASE ABOVE THEIR INITIAL OFFER PRICES. OF THE CASH TRANSACTIONS WITH "BUMPS" IN THE PURCHASE
        PRICE, THE AVERAGE INCREASE WAS 8%.


                              INITIAL PREMIUM OVER MARKET                    FINAL PREMIUM OVER MARKET
                          VS. ONE MONTH           VS. ONE DAY          VS. ONE MONTH           VS. ONE DAY
                           PRIOR PRICE            PRIOR PRICE           PRIOR PRICE            PRIOR PRICE
AVERAGE                       22.5%                  12.9%                 28.5%                  19.0%
MEDIAN                        18.9%                  11.1%                 26.5%                  14.9%


O    THESE PRECEDENT PREMIUMS OF 13.0% TO 28.0% IMPLY PRICE RANGE OF $1.62 TO $1.84 FOR AQUIFER.



          PREMIUM OVER ONE DAY PRIOR PRICE (A)                               PREMIUM OVER ONE MONTH PRIOR PRICE (B)
 13.0%       14.0%       15.0%      16.0%       17.0%              20.0%        22.0%         24.0%         26.0%        28.0%
 $1.62       $1.64       $1.65      $1.67       $1.68              $1.73        $1.75         $1.78         $1.81        $1.84


(A) PREMIUM TO STOCK PRICE OF $1.44 AS OF MARCH 19, 1999 - THE "UNAFFECTED PRICE." (B) PREMIUM TO STOCK PRICE OF $1.44 AS OF FEBRUARY 19, 1999.






PROJECT AQUIFER                                              II.  PRELIMINARY VALUATION ANALYSIS OF' AQUIFER

SELECTED RECENT MINORITY BUYOUT TRANSACTIONS (A)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                            AGGREGATE                       INITIAL                              FINAL    FINAL
                                           CONSIDERATION        INITIAL   PREMIUM OVER          FINAL            PREMIUM  PREMIUM
 DATE OF      ACQUIRING          INSIDE       FOR     INITIAL   PREMIUM     ONE DAY   INITIAL   BID    PERCENT   OVER ONE OVER ONE
  COMPL.  COMPANY/ACQUIRED     OWNERSHIP     AMOUNT    BID   OVER ONE MONTH  PRIOR    PREMIUM   PER    INCREASE  MONTH    DAY PRIOR
 DATE OF      COMPANY         BEFORE THE    ACQUIRED   PER    PRIOR MARKET  MARKET    OVER 52   SHARE   IN       PRIOR     MARKET
  ANN.                        TRANSACTION   (000'S)   SHARE      PRICE      PRICE    WEEK HIG          OFFER     PRICE     PRICE

    NA    ICOPAL A/S             75.0%     $21,600   $75.18      17.9%       14.7%    (5.7%)     NM     NM        NM         NM
   5/99   IZOLACJA S A

    NA    EVANS PROPERTY         53.2%     122,600     1.99      29.9%        3.0%   (34.1%)     NM     NM        NM         NM
          HOLDINGS PLC
   5/99   EVANS OF LEEDS, PLC

    NA    ELEVADORES SCHINDLER   63.6%     137,700    15.14      59.4%       30.9%   (10.2%)     NM     NM        NM         NM
          DO BRASIL
   5/99   ELEVADORES ATLAS SA

    NA    HOECHST AG             56.2%     303,600    17.02      44.6%       30.4%   (11.8%)     NM     NM        NM         NM
   5/99   CELANESE CANADA INC

    NA    IVAX INTERNATIONAL BV  77.8%       9,800    16.32      36.4%       14.8%   (70.3%)     NM     NM        NM         NM
   5/99   GALENA AS(IVAX CORP)

    NA    SMITHFIELD FOODS INC   66.1%      19,000     2.26       5.3%        6.4%   (24.4%)     NM     NM        NM         NM
   5/99   ANIMEX  SA(SMITHFIELD
          FOODS)

    NA    MASHOV COMPUTERS LTD   60.0%       4,700     3.25       8.3%        0.0%   (59.4%)     NM     NN4        NM         NM
   5/99   MENTORTECH INC

    NA    MCDERMOTT              63.0%     514,500    35.62      20.0%       16.8%   (24.8%)     NM     NM        NM         NM
          INTERNATIONAL INC
   5/99   J RAY MCDERMOTT SA

    NA    SONEPAR DISTRIBUTION   71.4%      15,200    15.56      19.0%       23.5%   (19.6%)     NM     NM        NM         NM
          SA
   5/99   OTRA NV(SOCIETE DE
          NEGOCE ET)

    NA    CARLSBERG A/S          94.6%       2,600    26.48      10.4%        3.7%     1.4%      NM     NM        NM         NM
   5/99   SVYTURYS (CARLSBERG
          A/S)

    NA    THERMO ELECTRON CORP   69.3%      34,800    12.00      28.0%        5.5%    (3.0%)     NM     NM        NM         NM
   5/99   THERMO POWER CORP

    NA    KILLEARN INC           62.0%       1,900     5.50      18.9%       20.5%   (48.2%)     NM     NM        NM         NM
   4/99   KILLEARN PROPERTIES
          INC

    NA    GLOBAL TELESYSTEMS     52.5%     189,800   210.44       0.6%        5.7%    (3.9%)     NM     NM        NM         NM
          GROUP INC
   4/99   OMNICOM

    NA    FAYAT CIE FINANCIERE   51.8%      $4,600    $8.90      (0.9%)       1.3%   (26.5%)     NM     NM        NM         NM
          SA
   4/99   CHARLATTE SA

    NA    INVESTOR GROUP         73.0%      53,200     8.00      42.2%       32.0%   (53.3%)     NM     NM        NM         NM
   4/99   MEADOWCRAFT INC

    NA    CONICOS                91.1%       2,300     0.98     (19.3%)       2.0%   (46.7%)     NM     NM        NM         NM
   4/99   GARBOLI (CONICOS)

    NA    FIAT SPA               66.0%      83,100     3.48      41.5%       14.3%   (19.5%)     NM     NM        NM         NM
   3/99   COMAU SPA(COMAU
          FINANZIARIA)

    NA    CONVERGYS CORP         71.0%      35,100    18.30      12.6%       10.1%   (12.3%)     NM     NM        NM         NM
   3/99   WIZTEC SOLUTIONS LTD

    NA    TOTAL OIL HOLDINGS     65.9%     245,300     2.01      18.0%       (7.7%)  (39.3%)     NM     NM        NM         NM
          LTD (TOTAL)
   3/99   KALON GROUP PLC
          (TOTAL SA)

    NA    WARBURG, PINCUS        58.2%     435,900    25.00      23.1%       63.9%   (39.8%)     NM     NM        NM         NM
          VENTURES INC
   3/99   KNOLL INC(WARBURG,
          PINCUS)
          APARTMENT INVESTMENT   75.0%      63,619    13.09       9.1%        7.4%    (6.5%)   $13.09   NM       9.1%       7.4%
          & MGMT.
  10/98   INSIGNIA PROPERTY
          TRUST

   2/99   AFFILIATED COMPUTER    51.0%     131,861    19.00      15.2%       16.9%    (7.0%)    19.00   NM       15.2%      16.9%
          SERVICES
  10/98   BRC HOLDINGS

   2/99   KALON GROUP            60.0%      31,380     1.65     (39.1%)     (12.9%)  (48.5%)     1.65   NM      (39.1%)    (12.9%)

  10/98   POLIFARB CIESZYN
          WROCLAW SA

   2/99   ORION NEW ZEALAND      69.0%      78,475     2.93      57.0%       22.8%   (15.8%)     2.98   1.8%     59.8%      24.9%
  I0/98   QUEST NEW ZEALAND

   2/99   CLAITOLL               52.6%      41,665     0.82      31.1%       14.4%    (6.0%)     0.82   NM       31.1%      14.4%
  11/98   COLLY COTTON

  12/98   ALLMERICA FINANCIAL    82.0%     212,367    29.00       5.7%        5.2%   (17.0%)    33.25   14.7%    21.2%      20.6%
          CORP.
  10/98   CITIZENS CORP. 1).

  12/98   ALLIANZ AG             68.0%    $100,678    $1.37      84.1%       65.8%   (18.2%)    $1.37   NM       84.1%      65.8%
  10/98   MMI LTD.

  12/98   INVESTOR GROUP         86.6%     204,000     7.95      59.7%        9.1%    (0.9%)     7.95   NM       59.7%       9.1%
  10/98   SAMANCOR

  12/98   ALLIANZ                86.8%     100,050    13.25       0.0%       (0.5%)  (11.6%)    13.25   NM        0.0%      (0.5%)
  10/98   AGF UNION-FENIX

  12/98   DISCO AHOLD            52.0%     159,381    21.00      90.9%        1.8%   (43.3%)    21.00   NM       90.9%       1.8%
          INTERNATIONAL
  11/98   DISCO SA

  11/98   GFC                    95.1%      10,503   111.02       5.4%        3.1%    (1.1%)   111.02   NM       5.4%        3.1%
  10/98   FONCINA SA

  11/98   UNION PLANTERS BANK    92.3%      22,249    17.50       3.1%        6.7%    (7.0%)    17.50   NM       3.1%        6.7%

  10/98   CAPITAL FACTORS
          HOLDINGS

  10/98   NEWMONT MINING CORP.   93.8%     264,800    25.37      41.9%        2.5%    (46%)    1.025    NM       41.9%       2.5%
                                                                                               SHARES
 9/29/98  NEWMONT GOLD CO.                                                                      25.37

   9/98   COMNET CORP.           81.2%      11,766    13.73      74.3%       15.0%    12.1     1.15     NM       74.3%      15.0%
                                                                                               SHARES
   4/98   GROUP 1 SOFTWARE                                                                      13.73

   5/98   XEROX CORP.            80.0%      88,988    20.00      20.3%      (11.1%)  (11.1%)    20.00   NM       20.3%     (11.1%)
  3/5/98  XLCONNECT SOLUTIONS

   4/98   WORLD ACCESS           68.0%      53,143    17.50      27.3%       12.0%    (1.4%)    (.79)   NM       27.3%      12.0%
   1/98   NACT                                                                                 SHARES
          TELECOMMUNICATIONS                                                                    17.50


  12/97   ORION CAPITAL CORP.    77.3%     117,219   $27.20      19.6%        4.6%    (1.6%)    36.00    5.9%    26.6%      10.8%
                                                      CASH

   9/97   GUARANTY NATIONAL                           $6.80
          CORP.                                      STOCK

  12/97   INVESTOR GROUP         51.8%      16,283     2.30      60.0%       11.5%     5.1%      2.52    9.6%    75.3%      22.2%

  9/7/97  CINERGI PICTURES


  12/97   INVESTOR GROUP         80.0%     $45,610   $24.00      16.4%       21.5%     4.3     $25.05    4.4%    21.5%      26.8%
  7/9/97  SEAMAN FURNITURE

  11/97   RHONE-POULENC SA       65.0%   4,830,000    92.00      20.3%       15.8%     1.1      97.00    5.4%    26.8%      22.1%
   6/97   RHONE-PONLENC RORER
          INC

   3/98   HILTON HOTELS CORP.    92.5%      49,520    52.75      39.3%       35.3%     4.7      52.75     NM     39.3%      35.3%
   6/97   BALLY'S GRAND

   1/98   FH FAULDING & CO.      62.0%      77,280    12.00      29.7%       11.6%    (2.0%)    13.50   12.5%    45.9%      25.6%
   6/97   FAULDING INC.

   7/97   ANTHEM INC.            66.8%     193,155    40.00      26.5%       12.7%     1.3      40.00     NM     26.5%      12.7%
   6/97   ACORDIA INC.

  12/97   WASTE MANAGEMENT INC.  67.0%     874,500    15.00      18.8%       15.4%   (13.0%)    16.50   10.0%    30.7%      26.9%
   6/97   WHEELABRATOR
          TECHNOLOGIES, INC.

   4/97   ZENECA GROUP PLC       50.0%     234,000    41.15       2.2%        0.7%     2.2      41.15    NM       2.2%       0.7%
   4/97   SALICK HEALTH CARE

   3/97   TEMBEC INC.            51.0%     175,000    10.00      60.0%       42.9%   (11.1%)    10.00    NM      60.0%      42.9%
 1/23/97  SPRUCE FALLS

   2/97   HOECHST AG             56.5%   3,500,000   294.52      42.3%       10.6%     7.6     294.52    NM      42.3%      10.6%
 12/10/96 ROUSSEL-UCLAF

   9/96   CHEMED CORP.           58.1%      88,250    41.00      20.1%       12.3%    (1.2%)    41.00    NM      20.1%      12.3%
 6/10/96  ROTO-ROOTER INC.
          (CHEMED CORP)

   4/96   BHP                    49.5%     446,900     3.06      22.4%        9.4%     8.8%      3.11    1.6%    24.4%      11.2%
 12/18/95 TUBEMAKER

   1/96   BERKSHIRE HATHAWAY     52.4$   2,347,000   $70.00      25.8%       25.6%     2.0     $70.00    NM      25.8%      25.6%
          INC.
          GEIC0 CORP. (BERK.
 8/25/95  HATHAWAY)

  12/95   COBE LABORATORIES      53.0%     177,700    18.00      22.0%       14.3%    (7.1%)    20.00   11.1%    35.6%      27.0%
 7/14/95  REN-CORP-USA(COBE
          LABS)

  12/95   BIC SA                 78.0%     212,600    36.50      17.3%        2.1%    (6.1%)    40.50   11.0%    30.1%      13.3%
 5/19/95  BIC CORP (BIC SA)

  10/95   MCCAW CELLULAR         52.0%   3,323,400   127.50      (0.6%)      16.0%    (9.3%)   129.91    1.9%    1.3%       18.2%

  4/7/95  LIN BDCSTG (MCCAW
          CELLULAR)

   9/95   PACIFIC CORP           86.6%     159,000    28.00      13.1%       15.5%    (5.1%)    30.00    7.1%    21.2%      23.7%
 11/2/94  PACIFIC TELECOM
          (PACIFIC CORP.)

   8/95   SOCIETE BIC            78.0%     219,000    36.50      17.3%        2.1%    (2.7%)    40.50   11.0%    30.1%      13.3%
 5/19/95  BIC CORP

   8/95   CLUB MEDITERRANEE SA   70.8%     135,600    26.25      18.0%       16.0%     1.0      32.00   21.9%    43.8%      41.4%

  4/5/95  CLUB MED

   5/95   GTE CORP               90.0%     254,300    22.50      23.3%       26.8%     5.9      25.50   13.3%    39.7%      43.7%
  9/8/94  CONTEL CELLULAR INC.

   3/95   SIEMENS AG             14.2%     261,700    15.00      39.5%       22.4%    (6.3)     16.00    6.7%    48.8%      30.6%
  1/9/5   PYRAMID TECHNOLOGY

   3/95   PROVENTUS AB           78.2%     141,300     4.38      24.4%       18.1%     1.8%      4.38    NM      24.4%      18.1%
 12/15/94 ARITMOS

   3/95   DOLE FOOD CO. INC.     82.8%      81,500    14.00      33.3%       20.4%    (9.0%)    15.75   12.5%    50.0%      35.5%

 8/24/94  CASTLE & COOKE HOMES,
          INC.

   1/95   WMX TECHNOLOGIES INC.  78.5%     397,400     7.86      (8.9%)      (1.8%)  (27.7%)     8.86   12.7%     2.7%      10.7%

 7/28/94  CHEMICAL WASTE
          MANAGEMENT

  12/94   OGDEN CORP.            83.2%    $119,000   $17.16      12.5%       (1.2%)  (29.2%)   $18.48    7.7%    21.2%       6.4%
  6/6/94  OGDEN SERVICES

  10/94   NATIONAL INTERGROUP    80.5%      84,028    14.75      13.5%        9.3%     7.90    SHARES   (3.4%)   NA         13.0%
          INC.
  3/1/94  FOXMEYER

   9/94   EW SCRIPPS CO.         86.0%     125,386    3 SHARE    15.0%        9.9%    NA         3.45   15.0%    32.3%      26.4%
                                                                                               SHARES

 2/17/94  SCRIPPS HOWARD                              86.25                                     99.19
          BROADCASTING

   7/94   BURLINGTON RESOURCES   87.1%      42,600     4.49       8.8%       (2.9%)  (33.5%)     4.48   (0.2%)    NA        NA

 4/26/94  DIAMOND SHAMROCK
          OFFSHORE

   6/94   COLONIA KONZERN AG     57.9%     520,969 1,713.00      51.2%       30.9%    28.3   1,713.00   NM       51.2%      30.9%
 2/28/94  NORSDTERN ALLGEMEINE

   4/94   TRIARC COS             71.0%      86,140      .55       9.2%        9.2%    NA         .80    (6.1%)    2.6%       2.6%
                                                     SHARES                                   SHARES
 4/26/93  SOUTHEASTERN PUBLIC                        AND $6                                     15.90
          SERVICES CO.                               NOTE

   4/94   MEDCO CONTAINMENT      54.2%     122,510    27.25      (8.4%)       5.8%   (25.3%)    27.75    1.8%    (6.7%)      7.8%
          SERVICES

 10/13/93 MEDICAL MARKETING
          GROUP

   2/94   HOLDERBANK FINANCIERE  95.0%      51,700     7.65       5.5%       13.3%    (1.3%)     7.65    NM       5.5%      13.3%
          GLAROS
  1/7/93  HOLNAM INC.

   1/94   STANDARD INDUSTRIES    88.4%       3,683     7.25       3.6%        3.6%   (25.6%)     7.63    5.2%     8.9%       8.9%
          INC.
 5/19/93  WELLINGTON LEISURE
          PRODUCTS, INC.

  12/93   VALLEY FASHIONS CORP.  95.0%      66,300    46.00      (5.4%)      (5.9%)  (10.0)     46.00    NM      (5.4%)     (5.9%)

 9/20/93  WEST POINT-PERPPERELL
          INC.

  10/93   TORCHMARK              83.0%     216,591    30.50      11.4%       13.5%     0.8      31.25    2.5%    14.2%      16.3%

 2/22/93  UNITED INVESTORS
          MANAGEMENT

   5/93   RUST INTERNATIONAL     56.0%     185,000    17.88      NA           0.0%   (25.1%)    18.75    4.9%    NA          4.9%
          INC.
 11/13/92 BRAND COS INC.

   7/92   BLV ACQUISITION CORP,  54.8%     $16,900    $6.30      29.2%       44.0%    17.2%     $6.30    NM      29.2%      44.0%
 3/20/92  BELVEDERE CORP.

   7/92   W.R. GRACE & COMPANY   83.4%      77,501    16.50      38.9%        8.2%   (13.2%)    19.00   15.2%    60.0%      24.6%
  3/2/92  GRACE ENERGY COMPANY

   5/92   UNOCAL CORP.           95.3%     120,418     0.50       7.7%        6.3%    NA        0.54     8.0%    16.3%      14.8%
                                                      SHARES                                   SHARES

 2/24/92  UNOCAL EXPLORATION
          CORP.

   5/92   ENVIROSOURCE INC.      62.5%      14,400     2.70      NA           8.8%    NA      5.00      85.2%    NA        101.4%
                                                      SHARES                                  SHARES
  8/2/91  ENVIROSAFE SERVICES                          9.79                                     18.13
          INC.

   1/92   ARKLA INC.             82.0%      92,640     0.90      NA          NA       NA       0.95      5.6%    NA         35.6%
                                                      SHARES                                  SHARES
 9/18/91  ARKLA EXPLORATION CO.

  12/91   SIEMENS AG             78.0%   1,302,423   147.52       12.0%       22.3%   (29.5%)  147.52    NM      12.0%      22.3%
 2/21/91  SIEMENS NIXDORF INFO.
          SYSTEMS

          ALL TRANSACTIONS      AVERAGE                           22.5%       12.9%                     11.2%    28.5%      19.0%
                                MEDIAN                            18.9%       11.1%                      8.0%    26.5%      14.9%
                                NUMBER OF DEALS IN WHICH INITIAL BID                                                        29
                                INCREASED
                                % OF COMPLETED DEALS IN WHICH INITIAL                                                       49%
                                BID INCREASED

          CASH TRANSACTIONS     AVERAGE                           22.0%       13.3%                      8.2%    28.0%      18.0%
                                MEDIAN                            19.0%       12.0%                      7.4%    26.2%      16.3%
                                NUMBER OF DEALS IN WHICH INITIAL BID                                    26
                                INCREASED
                                % OF COMPLETED DEALS IN WHICH INITIAL                                   52%
                                BID INCREASED

(A)  SOURCES: SECURITIES DATA CORP. AND FACTSET.




PROJECT AQUIFER              II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

AQUIFER STOCK PRICE AND TRADING VOLUME OVER THE LAST THREE YEARS



[GRAPH CHART OMITTED]






PROJECT AQUIFER              II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

INDEXED STOCK PRICE PERFORMANCE OF AQUIFER, SELECTED COMPARABLE COMPANIES AND THE S&P 400 INDUSTRIALS OVER THE LAST THREE YEARS



[GRAPH CHART OMITTED]






PROJECT AQUIFER              II.  PRELIMINARY VALUATION ANALYSIS OF AQUIFER

AQUIFER STOCK PRICE PERFORMANCE OVER LATEST TWELVE MONTHS



[GRAPH CHART OMITTED]






PROJECT AQUIFER              APPENDICES

SUMMARY OF RECENT FINANCIAL PERFORMANCE
(DOLLARS IN MILLIONS)

O    A COMPARISON OF AQUIFER'S ACTUAL PERFORMANCE VERSUS BUDGET FOR FISCAL YEARS 1997 AND 1998 AND FOR THE
     FIRST QUARTER OF FISCAL YEAR 1999 IS SHOWN BELOW. NOTE: PERFORMANCE OF RC COMPANIES IS NOT REFLECTED.



                                 1997 ACTUAL VS. BUDGET          1998 ACTUAL VS. BUDGET         1999 Q1 ACTUAL VS. BUDGET
                             ACTUAL    BUDGET   DIFFERENCE    ACTUAL   BUDGET   DIFFERENCE     ACTUAL   BUDGET  DIFFERENCE

SALES
O&M (A)                       $271.7    $273.6    ($2.0)       $271.5    $284.5    ($13.0)        $71.2    $70.1      $1.1
C&E                            186.5     253.0    (66.5)        176.0     230.8     (54.8)         42.4     42.2       0.3
TOTAL SALES (B)               $456.4    $522.6   ($66.2)       $445.1    $513.3    ($68.1)       $113.2   $112.2      $0.9

GROSS PROFIT
O&M (A)                        $30.1     $31.2    ($1.1)        $30.4     $32.9     ($2.5)         $4.5     $5.8     ($1.3)
C&E                             40.7      67.6    (26.9)         29.0      55.3     (26.3)          9.7      9.7      (0.0)
TOTAL GROSS PROFIT (B)         $70.8     $98.8   ($28.0)        $55.4     $88.2    ($32.9)        $14.2    $15.2     ($0.9)

EBITDA
O&M (A)                         $9.9     $17.7    ($7.7)        $16.4     $17.3     ($0.9)
C&E                             (6.4)     23.4    (29.8)        (11.0)     15.8     (26.8)
TOTAL EBITDA (B)               ($4.2)    $33.8   ($38.0)        ($6.0)    $23.1    ($29.1)        ($3.2)   ($2.2)    ($1.0)



(A)  INCLUDES PRASA CONTRACT
(B)  NET OF CORPORATE ELIMINATIONS





PROJECT AQUIFER                                                                                   APPENDICES

MARKET MULTIPLES AND OPERATING STATISTICS OF SELECTED COMPARABLE ENVIRONMENTAL SERVICES COMPANIES
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)



                                GROUP     DAMES &    HARDING                 ROY F.       TETRA
                   AQUIFER     MEDIAN   MOORE (A)     LAWSON    IT GROUP     WESTON        TECH        TRC      URS (B)

SHARE PRICE
ON 6/4/99            $2.31                 $11.75      $8.38      $16.13      $3.00      $20.50      $5.13       $27.38
% OF 52-WEEK HIGH    68.5%                  81.4%      82.7%       92.8%      68.6%       73.2%      86.3%        97.8%
EQUITY VALUE        $428.2                 $218.5      $41.3      $411.3      $29.8      $664.1      $34.8       $442.6
ENTERPRISE VALUE     529.2                  504.8       29.1       834.0       45.9       677.4       39.4      1,126.8
PRICE TO
I/B/E/S EARNINGS
2000E                   NA      11.0X       8.3 X         NA        9.8X         NA       17.8X      11.0X        14.1X
1999E                   NA       13.7         9.4         NA        11.2         NA        21.9       13.7         15.8
LTM                     NM       20.8        10.7       20.8        30.4       29.1        26.0       11.4         17.9
ENTERPRISE
VALUE/SALES
2000E                1.04X         NM          NA         NA          NA         NA          NA         NA           NA
1999E                 1.12       1.19          NA         NA        0.76         NA        1.62         NA           NA
LTM                   1.18       0.75        0.79       0.29        0.75       0.29        1.99       0.70         0.77
ENTERPRISE
VALUE/EBITDA
2000E                38.3X         NM          NA         NA          NA         NA          NA         NA           NA
1999E                   NM        9.4          NA         NA         8.1         NA        10.7         NA           NA
LTM                     NM        6.9         6.9        4.9         8.0        6.9        13.2        5.2          8.0
ENTERPRISE
VALUE/EBIT
2000E                   NM         NM          NA         NA          NA         NA          NA         NA           NA
1999E                   NM       11.7          NA         NA        10.9         NA        12.5         NA           NA
LTM                     NM       10.6         9.7       10.6        10.6       30.3        15.1        8.1         11.2
I/B/E/S LTG RATE        NA      11.0%       11.0%      10.0%       10.0%      15.0%       24.0%       8.0%        15.0%
EBITDA MARGIN
2000E                 2.7%         NM          NM         NM          NM         NM          NM         NM           NM
1999E                 0.1%      12.2%          NM         NM        9.3%         NM       15.1%         NM           NM
LTM                 (1.9%)       9.6%       11.4%       5.8%        9.4%       4.2%       15.1%      13.4%         9.6%
EBIT MARGIN
2000E                 0.1%         NM          NM         NM          NM         NM          NM         NM           NM
1999E               (2.6%)       9.9%          NM         NM        7.0%         NM       12.9%         NM           NM
LTM                 (4.7%)       7.1%        8.2%       2.7%        7.1%       0.9%       13.1%       8.7%         6.9%
SELECTED
CREDIT RATIOS
DEBT / TOTAL         77.5%      23.7%       67.3%       0.0%       64.7%      23.7%       11.0%      10.5%        80.6%
CAPITALIZATION
DEBT / LTM EBITDA       NM       2.6X        4.1X       0.0X        4.3X       2.6X        0.5X       0.7X         5.1X

____________________

(A)  BASED ON UNAFFECTED SHARE PRICE OF 5/1/99.
(B)  PRO FORMA FOR THE ACQUISITION OF DAMES & MOORE.



PROJECT AQUIFER                                                                                   APPENDICES
----------------------------------------------------------------------------------------------------------------------------
SELECTED PRECEDENT TRANSACTIONS IN THE ENVIRONMENTAL SERVICES INDUSTRY
(DOLLARS IN MILLIONS)



DATES:
ANNOUNC.                                                                                          EQUITY/
CLOSING                                                                                         TRANSACTION  TRANSACTION VALUE/LTM
LTM                BUYER/TARGET                             BUSINESS OF TARGET                     VALUE     EBIT   EBITDA   SALES
--------  ----------------------------  ----------------------------------------------------    -----------  ----   ------   -----

5/11/99   IT GROUP                       EMCON PROVIDES INTEGRATED ENVIRONMENTAL SERVICES          $61.9     23.6    9.7X    0.57X
NA           EMCON                       IN SOLID WASTE, SITE RESTORATION, AND FACILITY             74.2
3/31/99                                  ENGINEERING AND COMPLIANCE.

5/5/99    URS CORPORATION                DAMES & MOORE PROVIDES ENGINEERING AND                   $296.4     12.2    9.1     1.04
NA           DAMES & MOORE GROUP         CONSTRUCTION SERVICES. SERVICES INCLUDE GENERAL,          597.5
12/31/98                                 PROCESS AND CHEMICAL ENGINEERING AND CONSULTING,
                                         TRANSPORTATION PLANNING AND DESIGN SERVICES.

3/22/99   VIVENDI                        US FILTER PROVIDES COMMERCIAL, INDUSTRIAL, MUNICIPAL,  $6,161.4     17.0   12.6     1.62
4/30/99      US FILTER CORPORATION       AND RESIDENTIAL WATER AND WASTEWATER TREATMENT          7,878.1
3/31/99                                  SYSTEMS, PRODUCTS AND SERVICES.

11/6/98   JACOBS ENGINEERING GROUP INC.  SVERDRUP CORPORATION PROVIDES ENGINEERING,               $198.0      8.8    7.4     0.24
1/14/99      SVERDRUP CORPORATION        ARCHITECTURE, CONSTRUCTION AND SCIENTIFIC SERVICES        236.1
10/2/98                                  FOR THE DEVELOPMENT, DESIGN, CONSTRUCTION AND
                                         OPERATION OF CAPITAL FACILITIES, INFRASTRUCTURE
                                         PROJECTS AND ADVANCED TECHNICAL SYSTEMS FOR
                                         PUBLIC AND PRIVATE SECT OR CLIENTS IN THE UNITED
                                         STATES AND INTERNATIONALLY.

10/28/98  IT GROUP                       FLUOR DANIEL GTI, INC. PROVIDES A VARIETY OF              $69.4     28.1   10.0     0.27
12/2/98      FLUOR DANIEL GTI, INC.      ENVIRONMENTAL, CONSULTING, ENGINEERING, AND                52.3
7/31/98                                  REMEDIATION SERVICES. THE COMPANY SERVES
                                         COMMERCIAL AND INDUSTRIAL CUSTOMERS, AND FEDERAL,
                                         STATE, AND LOCAL GOVERNMENT AGENCIES. FLUOR
                                         DANIEL GTI OPERATED FROM 57 OFFICES IN THE UNITED
                                         STATES AND IN AUSTRALIA, THE UNITED KINGDOM,
                                         CANADA, AND ITALY.

3/11/98   USA WASTE SERVICES INC.        WASTE COLLECTION, RECOVERY, PROCESS AND DISPOSAL      $12,934.1     23.2X  10.1X    2.17X
7/16/98        WASTE MANAGEMENT INC.     INCLUDING INDUSTRIAL, WASTE COLLECTION, RECOVERY,      19,782.5
3/31/98                                  PROCESSING AND DISPOSAL INCLUDING WASTE
                                         MANAGEMENT IS A GARBAGE AND CHEMICAL WASTE
                                         DISPOSAL COMPANY, COMMERCIAL, RESIDENTIAL AND
                                         CHEMICAL, TRANSPORTATION AND DISPOSAL OF INDUSTRIAL,
                                         COMMERCIAL, RESIDENTIAL AND CHEMICAL,
                                         TRANSPORTATION AND LOW LEVEL RADIOACTIVE WASTE
                                         DISPOSAL OF LOW LEVEL RADIOACTIVE WASTE.

1/26/98   USA WASTE SERVICES INC.        SOLID WASTE MANAGEMENT COMPANY THAT TRANSPORTS,           $70.1     22.7   13.9     3.71
5/6/98         TRANSAMERICAN WASTE       PROCESSES, AND DISPOSES OF NON-HAZARDOUS                  130.0
          INDUSTRIES,
12/31/97       INC.                      INDUSTRIAL AND MUNICIPAL SOLID WASTE.  THE
                                         COMPANY CURRENTLY OWNS OR OPERATES 16 FACILITIES.

1/15/98   INTERNATIONAL TECHNOLOGY CORP. HAZARDOUS WASTE MANAGEMENT COMPANY.                      $325.7     15.2    8.9     0.67
6/11/98        OHM CORP.                                                                           352.1
6/17/98

3/6/97    PHILIP ENVIRONMENTAL INC.      AIR MOVING SERVICES FOR ENVIRONMENTAL SERVICE            $396.6     20.3    9.2     1.36
7/31/97         ALLWASTE, INC.           INDUSTRY, MAINTENANCE AND SERVICE.                        523.7
2/28/97

1/21/97   USA WASTE SYSTEMS INC.         NONHAZARDOUS SOLID WASTE COLLECTION, TRANSFER,           $151.0     NM     NM       1.53
4/1/97         MID-AMERICAN WASTE        RECYCLING AND DISPOSAL SERVICES TO APPROXIMATELY          201.0
          SYSTEMS INC.
9/30/96                                  370,000 RESIDENTIAL, COMMERCIAL AND INDUSTRIAL
                                         CUSTOMERS.

1/6/97    ROLLINS ENVIRONMENTAL          PROVIDE HAZARDOUS AND INDUSTRIAL WASTE                   $960.0     19.3X   9.8X    1.57X
          SERVICES INC.
5/15/97        LAIDLAW ENVIRONMENTAL     MANAGEMENT SERVICES FROM 88 SERVICE LOCATIONS           1,016.4
          SERVICES,
11/30/95       INC.                      OPERATING IN 26 STATES AND SEVEN PROVINCES.
                                         OPERATES 12 LANDFILLS, A LAND TREATMENT FACILITY FOR
                                         NON-HAZARDOUS INDUSTRIAL WASTE AND 3 HAZARDOUS
                                         WASTE LIQUID INJECTION INCINERATORS, 3
                                         NON-HAZARDOUS WASTE WATER TREATMENT PLANTS,
                                         SOLVENT RECYCLING PLANTS.  PROVIDES SPECIALIZED
                                         TRANSPORTATION SERVICES AND SITE REDEMPTION,
                                         EMERGENCY, TECHNICAL AND ANALYTICAL SERVICES.

10/7/96   UNITED STATES FILTER CORP.     MANUFACTURES WATER TREATMENT EQUIPMENT.                  $196.2     46.7   NA       1.91
1/6/97         PROCESSING EQUIPMENT                                                                509.8
          DIVISION
3/31/96        (UNITED UTILITIES PLC)

9/15/96   U.S. FILTER CORP.              WMX UNIT ENGAGED IN WATER PROCESSING AND                 $369.6     13.4    9.2     0.80
12/2/96        WATER SYSTEMS AND         MANUFACTURING.                                            357.0
          MANUFACTURING
9/30/96        GROUP (WHEELABRATOR)

9/11/96   UNITED STATES FILTER CORP.     DISTRIBUTOR OF WATER AND WASTE WATER PRODUCTS FOR         $85.6     24.1   NA       0.66
10/28/96        WATERPRO SUPPLIES        MUNICIPAL WATER AUTHORITIES IN THE MIDWEST,               153.6
          CORPORATION
3/31/96                                  MOUNTAIN AND MID-ATLANTIC REGIONS.

9/6/96    UNITED STATES FILTER CORP.     PROVIDES WATER AND WASTE-WATER RELATED PRODUCTS           $18.8      8.9   NA       0.26
10/25/96       UTILITY SUPPLY GROUP (CGW AND SERVICES TO INDUSTRIAL AND MUNICIPAL CUSTOMERS.        40.8
3/31/96        SOUTHEAST PARTNERS)

6/10/96   UNITED STATES FILTER CORP.     UTILITIES EQUIPMENT AND SUPPLIES, SEWAGE TREATMENT       $102.6     11.1    9.6X    0.49
6/18/96        DAVIS WATER & WASTE       PLANTS, SEWAGE AND PUMPING STATIONS.                      112.0
          INDUSTRIES
1/31/96        INC.

5/31/96   UNITED STATES FILTER CORP.     MANUFACTURER OF WASTEWATER TREATMENT EQUIPMENT            $13.2     NM     NM       0.58X
5/31/96         ZIMPRO ENVIRONMENTAL     WITH PROPRIETARY TECHNOLOGIES IN WET AIR OXIDATION,        16.8
          INC.
12/31/95                                 LANDFILL LEACHATE TREATMENT SYSTEMS, GROUNDWATER
                                         REMEDIATION, FILTRATION AND SLUDGE TREATMENT
                                         SYSTEMS.

12/1/95   FLUOR DANIEL, INC.             WASTE REMEDIATION FIRM.                                  $129.9     14.7    7.1     0.55
5/2/96         GROUNDWATER TECHNOLOGY,                                                             103.6
          INC.
10/29/95

5/24/95   INSITUFORM TECHNOLOGIES INC.   CONSTRUCTION, RECONSTRUCTION, REHABILITATION AND         $169.4     16.1   11.2     2.94
10/25/95       INSITUFORM MID-AMERICA    IMPROVEMENT OF PIPELINE SYSTEMS, INCLUDING                176.6
          INC.
12/31/95                                 SEWERS, INDUSTRIAL WASTE LINES, WATER LINES AND OIL
                                         FIELD AND INDUSTRIAL PROCESS PIPELINES.

12/6/94   OHM CORP.                      HAZARDOUS AND NUCLEAR WASTE REMEDIATION                   $93.7     15.7    6.4     0.41
5/31/95        RUST INTERNATIONAL        BUSINESS.                                                  93.7
          REDEMPTION
12/31/94       UNITS (WMX TECHNOLOGIES)

9/10/93   HEIDEMIJ N.V.                  PROVIDES ENVIRONMENTAL SERVICES INCLUDING                 $69.8     12.1    8.4     0.54
12/29/93       GERAGHTY & MILLER, INC.   DEVELOPMENT, MANAGEMENT AND PROTECTION OF                  74.1
6/30/93                                  GROUNDWATER RESOURCES, CORRECTION OF SOIL AND
                                         GROUNDWATER CONTAMINATION, AND AIR QUALITY
                                         MONITORING AND CONTROL.

                                                                                                  MEAN:      18.6X   9.5X    1.14X
                                                                                                  MEDIAN:    16.1    9.4     0.67
                                                                                                  HIGH:      46.7   13.9     3.71
                                                                                                  LOW:        8.8    6.4     0.24
                                                                                                  # DATA     19.0   16.0    16.0
                                                                                                  POINTS




PROJECT AQUIFER                                                                                   APPENDICES

DISCOUNTED CASH FLOW VALUATION
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)



                                                   ACTUAL                           PROJECTED                            CAGR
                                                    1998        1999       2000       2001       2002        2003      '98-'03
                                                   --------    -------    -------   --------    -------     -------    --------
SALES                                               $445.1     $464.0     $505.9     $538.2     $573.4      $611.8         6.6%
   % GROWTH                                           NM          4.2%       9.0%       6.4%       6.5%        6.7%
EBITDA                                               ($6.0)     ($1.6)     $11.9      $23.4      $31.8       $41.1        NM
   % OF SALES                                         (1.3%)     (0.3%)      2.4%       4.3%       5.5%        6.7%
EBITA                                               ($13.9)     ($9.0)      $3.9      $14.8      $22.6       $31.3
   % OF SALES                                         (3.1%)     (1.9%)      0.8%       2.7%       3.9%        5.1%
EBIT                                                ($19.1)    ($14.2)     ($1.3)      $9.6      $17.4       $26.1        NM
   % OF SALES                                         (4.3%)     (3.1%)     (0.3%)      1.8%       3.0%        4.3%
LESS:  TAXES                                          $5.3       $3.4      ($1.5)     ($5.6)     ($8.6)     ($11.9)
   EFFECTIVE TAX RATE                                 38.0%      38.0%      38.0%      38.0%      38.0%       38.0%
                                                   --------    -------    -------   --------    -------     -------
UNLEVERED NET INCOME                                ($13.8)    ($10.8)     ($2.8)      $4.0       $8.8       $14.2        NM
   % GROWTH                                           NM        (22.0%)    (74.2%)     NM        121.2%       61.4%
                                                   ========    =======    =======   ========    =======     =======
DEPRECIATION & AMORTIZATION                                     $12.6      $13.2      $13.8      $14.4       $15.0
   % OF SALES                                                     2.7%       2.6%       2.6%       2.5%        2.5%
CAPITAL EXPENDITURES                                           ($12.0)    ($12.0)    ($12.0)    ($12.0)     ($12.0)
   % OF SALES                                                    (2.6%)     (2.4%)     (2.2%)     (2.1%)      (2.0%)
(INCREASE)/DECREASE IN WORKING CAPITAL                           $1.4       $5.6       $3.5       $3.7        $4.0
   % OF CHANGE IN SALES                                           7.3%      13.4%      10.8%      10.6%       10.4%
CASH USED FOR ACQUISITIONS                                       $0.0       $0.0       $0.0       $0.0        $0.0
                                                               -------    -------   --------    -------     -------
UNLEVERED FREE CASH FLOW                                        ($8.8)      $4.0       $9.3      $14.9       $21.2
                                                               =======    =======   ========    =======     =======



     VALUATION OF UNLEVERED FREE CASH FLOWS
-----------------------------------------------------
           PV OF               PV OF TERMINAL
DISCOUNT   FUTURE     VALUE AT EBITDA EXIT MULTIPLE OF         TOTAL ENTERPRISE VALUE @ 12/31/98      IMPLIED PERPETUAL GROWTH
  RATE   CASH FLOWS    7.0X         8.0X          9.0X           7.0X       8.0X       9.0X          7.0X        8.0X       9.0X
-------- ----------   --------------------------------         ------       ----       ----          ----        ----       ----
10.0%      $26         $178         $204          $229           $204       $230       $255          2.5%        3.3%       4.0%
11.0%      24+          171          195           219       =    195        219        244          3.4%        4.3%       5.0%
12.0%       23          163          186           210            187        210        233          4.3%        5.2%       5.9%

                                                                 IMPLIED EQUITY VALUE PER SHARE(A)
                                                                ----------------------------------
                                                                  7.0X       8.0X      9.0X
                                                                ------      -----      -----
                                                                 $0.56      $0.69      $0.83
                                                             =    0.51       0.64       0.77
                                                                  0.46       0.59       0.71

--------------------

(A) BASED ON 185.2 MILLION PRIMARY SHARES, AND 3.9 MILLION WARRANTS AT AN
    AVERAGE EXERCISE PRICE OF $2.50; ASSUMES NET DEBT OF $101.0 MILLION AS OF
    1/31/99.



PROJECT AQUIFER                                                                                   APPENDICES

DISCOUNTED CASH FLOW VALUATION-WEIGHTED AVERAGE COST OF CAPITAL
(DOLLARS IN MILLIONS)



                                                                    NET DEBT/MKT CAP.                     MARKET
TICKER          COMPANY          LEVERD BETA(A)   UNLEVERED BETA(B)     RATIO(C)        NET DEBT(C)    EQUITY VALUE
------       ----------------    --------------   ----------------- -----------------   -----------    ------------
DM           DAMES & MOORE            0.63            0.35               56.7%          $286.4           $218.5
HRDG         HARDING & LAWSON         0.78            0.95              (41.8%)          (12.2)            41.3
ITX          IT GROUP                 1.28            0.78               50.7%           422.7            411.3
WSTNA        ROY F. WESTON            0.91            0.68               35.0%            16.1             29.8
WATR         TETRA TECH               0.90            0.89                2.0%            13.3            664.1
TRR          TRC                      0.69            0.64               11.8%             4.7             34.8
URS          URS                      0.79            0.40               60.7%           684.2            442.6
                                     ------          ------             -------
             MEAN:                    0.85            0.67               25.0%
             MEDIAN:                  0.79            0.68               35.0%

ASSUMPTIONS
---------------------------------------
MARGINAL TAX RATE                 38.0%
RISK FREE RATE OF                  6.0%
RETURN(D)
EQUITY RISK PREMIUM (E)            7.8%



                                                                                PRE-TAX/AFTER-TAX COST OF DEBT
                                                                -----------------------------------------------------------
                                                                6.00%    6.50%  7.00%  7.50%   8.00%   8.50%  9.00%   9.50%
                                                                3.72%    4.03%  4.34%  4.65%   4.96%   5.27%  5.58%   5.89%



                        MEDIAN
   NET        NET     UNLEVERED LEVERING  LEVERED  COST OF
DEBT/CAP.  DEBT/EQUITY   BETA   FACTOR(F)   BETA  EQUITY(G)                      WEIGHTED AVERAGE COST OF CAPITAL(H)
---------  ----------- -------- --------- ------- ---------     -----------------------------------------------------------
0.0%           0.0%      0.68     1.00      0.68    11.3%       11.3%    11.3%  11.3%  11.3%   11.3%   11.3%  11.3%   11.3%
10.0%         11.1%      0.68     1.07      0.73    11.7%       10.9%    10.9%  10.9%  11.0%   11.0%   11.0%  11.0%   11.1%
20.0%         25.0%      0.68     1.16      0.79    12.1%       10.4%    10.5%  10.6%  10.6%   10.6%   10.7%  10.8%   10.9%
30.0%         42.9%      0.68     1.27      0.86    12.7%       10.0%    10.1%  10.2%  10.3%   10.4%   10.5%  10.6%   10.7%
40.0%         66.7%      0.68     1.41      0.96    13.5%        9.6%     9.7%   9.8%  10.0%   10.1%   10.2%  10.3%   10.4%
50.0%        100.0%      0.68     1.62      1.11    14.6%        9.2%     9.3%   9.5%   9.6%    9.8%    9.9%  10.1%   10.2%

-------------------------
(A) PREDICTED BETA IS AS REPORTED IN BARRA U.S. EQUITY DATED APRIL 1999.
(B) UNLEVERED BETA = LEVERED BETA/[1+(1-TAX RATE)*(DEBT/EQUITY)].
(C) NET DEBT INCLUDES SHORT-TERM DEBT AND LONG-TERM DEBT, LESS CASH.
    MARKET CAPITALIZATION IN NET DEBT PLUS MARKET EQUITY PLUS PREFERRED EQUITY.
(D) RISK FREE RATE IS 30-YEAR TREASURY BOND YIELD AS OF JUNE 4, 1999.
(E) REPRESENTS THE LONG-HORIZON EXPECTED EQUITY RISK PREMIUM BASED ON
    SIMPLE DIFFERENCES OF HISTORICAL ARITHMETIC MEAN RETURNS FROM 1926-1995 (IBBOTSON ASSOCIATES' 1998 YEARBOOK).
(F) LEVERING FACTOR = [1 + (1-TAX RATE)*(DEBT /EQUITY)].
(G) COST OF EQUITY = (RISK FREE RATE OF RETURN) + (LEVERED BETA)*(EQUITY
    RISK PREMIUM). (H) WEIGHTED AVERAGE COST OF CAPITAL = (AFTER-TAX COST OF
    DEBT)*(DEBT/CAP.)+(COST OF EQUITY)*(EQUITY/CAP.)



PROJECT AQUIFER                                                                                   Appendices

Summary of NOL Valuation
(Dollars in millions, except per share data)


Assumptions:
Current NOLs                            $367.0       Transaction Price                  $2.00
Marginal Tax Rate                        35.0%       FD Shares Outstanding              185.2
Estimated Long-Term Tax-Free Rate         5.0%       Equity Transaction Value          $370.4
                                                     NOL Carryforward                      20



                                                                                   3 Years                              4 Years
                                                                        Total Value     Value/Share      Total Value   Value/Share
Hypothetical Maximum NOL Present Value (if no S382 Limitation) (a)      -----------     -----------      -----------   -----------
@ Various Discount Rates                       10.0%                       $106.5           $0.57          $101.79        $0.55
                                               12.0%                        102.8            0.56             97.5         0.53
                                               14.0%                         99.4            0.54             93.6         0.51



With S382 Limitation (b)
Annual Limitation                              $18.5
Annual Value                                     6.5
Present Value @ Various Discount Rates  Total Value               Value/Share
                                        -----------               -----------
               10.0%                       $55.2                     $0.30
               12.0%                        48.4                      0.26
               14.0%                        42.9                      0.23
---------------------------------

(a) Assumes availability of $367 million in net income in year 1.
(b) Assumes no expiration of NOLs before use and availability of net income to shield.



PROJECT AQUIFER                                                                                   Appendices

Shareholders Ownership Analysis



                                           Common      % of Total                                         Common         % of
Institutional Investors (a)             Shares Owned     Shares    Other Significant Shareholders (a)   Shares Owned  Total Shares
-----------------------------           ------------   ----------  ----------------------------------   ------------  ------------
1  Wisconsin Investment Board           9,732,304        5.3%      Compagnie Generale Des Eaux           153,609,975     83.0%
2  U S Bancorp                          1,458,000        0.8%
                                                                   Executive Officers
3  Barclays Bank Plc                    1,059,137        0.6%      and Directors (b)
4  The Vanguard Group                     997,098        0.5%      Alain Brunais                           53,800        0.0%
5  State Street Corp                      805,600        0.4%      Matha Hesse                              5,429        0.0%
6  Dimension Fd Advisors, Inc.            701,337        0.4%      John Morris                              8,079        0.0%
7  College Retire Equities                495,044        0.3%      Robert Seh (c)                          50,000        0.0%
8  Bankers Trust N Y Corp                 423,400        0.2%      George Mammola                          29,522        0.0%
9  Tiaa-Cref Investment Mgmt Inc.         392,036        0.2%      Douglas Satzger                         35,142        0.0%
10 Senior Enrique F                       361,559        0.2%      Patrick McMahon                         11,750        0.0%
11 Columbia Funds Mgmt Co                 300,140        0.2%      Joseph Vidal                             5,675        0.0%
12 Keeley Asset Mgmt Corp                 296,200        0.2%      Robert Volland                          34,850        0.0%
13 Deutsche Bank Securities               267,500        0.1%      Jekabs Vittands                         25,672        0.0%
14 The Northern Trust Company             216,859        0.1%
15 Froley Revy Investmnt Co               206,200        0.1%                                             259,919        0.1%
16 Citigroup Inc                          186,560        0.1%
17 Mellon Bank Corporation                156,837        0.1%
18 General Motors Invt Mgmt Corp          121,600        0.1%
19 Keeley Asset Management                 99,000        0.1%
20 Others                                 445,912        0.2%      Others                              12,584,310        6.8%
                                       ----------       -----
                                       18,722,323       10.1%      Total Shares (d)                   185,176,527      100.0%
                                                                   ==========================================================
------------------------------
(a) Source:  CDA Spectrum 6/4/99.
(b) Source:  Proxy 6/4/98.
(c) Mr. Seh served as Chairman of the Board of Directors, President and
    Chief Executive Officer of Aquifer from November 1996 to October 1997.
(d) Source: 10-Q dated 1/31/99 plus exercisable options accounted for under treasury stock method at current stock price of $2.31.
